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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          SUNRISE ASSISTED LIVING, INC.
               (Exact Name of Registrant as Specified in Charter)


                      DELAWARE                               54-1746596
              (State of Incorporation                       (IRS Employer
                  or Organization)                     Identification Number)


                7902 WESTPARK DRIVE
                  MCLEAN, VIRGINIA                             22102
      (Address of Principal Executive Offices)               (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to                       securities pursuant to
Section 12(b) of the Exchange                Section 12(g) of the Exchange
Act and is effective pursuant                Act and is effective pursuant
to General Instruction A.(c),                to General Instruction A.(d),
please check the following box. [X]          please check the following box. [ ]


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
        Securities Act registration statement file number to which this form relates: Not applicable
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

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
           -------------------                 ------------------------------

         Common Stock, $0.01 Par                  New York Stock Exchange
             Value Per Share

       Rights to Purchase Series C                New York Stock Exchange
  Junior Participating Preferred Stock,
        $0.01 Par Value Per Share

        Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.
                                                                          --------------


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by this Item 1 is set forth under the caption "Description of Sunrise Capital Stock" in Sunrise Assisted Living, Inc.'s Registration Statement on Form S-4, as amended (File No. 333-75315), which description is incorporated herein by reference.


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ITEM 2.      EXHIBITS.

     1. Restated Certificate of Incorporation of Sunrise (incorporated by reference to Exhibit 3.1 to Sunrise's Form S-1 Registration Statement No. 333-13731).

     2. Amendment to Certificate of Incorporation increasing the number of authorized shares of Series C Junior Participating Preferred Stock.

     3. Amended and Restated Bylaws of Sunrise (incorporated by reference to Exhibit 3 to Sunrise's Form 10-Q for the quarter ended September 30, 1997).

     4. Stockholder's Rights Agreement, dated as of April 25, 1996, between Sunrise and First Union National Bank of North Carolina (incorporated by reference to Exhibit 4.2 to Sunrise's Form S-1 Registration Statement No. 333-13731).

     5. Amendment No. 1 to Rights Agreement, dated as of December 17, 1998, between Sunrise and First Union National Bank of North Carolina (incorporated by reference to Exhibit 99(a) to Sunrise's Current Report on Form 8-K filed with the SEC on December 21, 1998).


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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     SUNRISE ASSISTED LIVING, INC.


Date:  May 15, 2001                  By: /s/ JULIAN S. MYERS
                                         ---------------------------------------
                                     Name:  Julian S. Myers, Esq.
                                     Title: Vice President and Corporate Counsel





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